ENROME

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File Nos. 333-285637) and Form S-8 (File Nos. 333-276016) of Ohmyhome Limited of our report dated April 29, 2025, relating to the financial statements of Ohmyhome Limited as of and for the year ended December 31, 2024 appearing in this Form 20-F.

/s/ Enrome LLP

Singapore

April 29, 2025

Enrome LLP

143 Cecil Street, #19-03/04
GB Building Singapore 069542

admin@enrome-group.com
www.enrome-group.com